As filed with the Securities and Exchange Commission on August 14, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

DURECT CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	94-3297098
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

10240 Bubb Road

Cupertino, California 95014

(408) 777-1417

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

James E. Brown

Chief Executive Officer

DURECT Corporation

10240 Bubb Road

Cupertino, California 95014

(408) 777-1417

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Stephen B. Thau

Orrick, Herrington & Sutcliffe LLP

51 West 52nd Street

New York, NY 10019

(212) 506-5000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement as determined by the Registrant.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This registration statement is a replacement registration statement being filed pursuant to Rule 415(a)(6) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to $222,717,354.42 of securities which remain unsold (the “Unsold Securities”) under the Registration Statement on Form S-3 (File No. 333- 258333), initially filed with the U.S. Securities and Exchange Commission (the “SEC”) on July 30, 2021 and declared effective on August 16, 2021, which is due to expire on August 16, 2024 (the “Prior Registration Statement”). Filing fees of $24,298.46 were previously paid with respect to the Unsold Securities (calculated at the filing fee rate in effect at the time of the filing of the Prior Registration Statement). Pursuant to Rule 415(a)(5)(ii) under the Securities Act, by filing this registration statement on Form S-3, the Company may issue and sell securities by the Prior Registration Statement until the earlier of (i) the date on which this registration statement is declared effective by the SEC and (ii) February 12, 2025, which is 180 days after August 16, 2024 (the “Expiration Date”). Until the Expiration Date, the Registrant may continue to use the Prior Registration Statement and related prospectus supplements for its offerings thereunder. The Prior Registration Statement and all offers and sales thereunder will be deemed terminated on the Expiration Date, except to the extent covered by this registration statement.

Pursuant to Rule 415(a)(6), on or before the Expiration Date, the Registrant may file a pre-effective amendment to this registration statement to update the amount of unsold securities previously registered by the Prior Registration Statement being registered hereby, and continue to offer and sell such unsold securities under this registration statement. If applicable, such pre-effective amendment shall identify such unsold securities to be included in this registration statement, and the amount of any new securities to be registered on this registration statement.

This registration statement contains a base prospectus which covers the offering, issuance and sale by us of up to $250,000,000 in the aggregate of the securities identified below from time to time in one or more offerings. The base prospectus immediately follows this explanatory note. The specific terms of any securities to be offered pursuant to the base prospectus will be specified in a prospectus supplement to the base prospectus.

The information in this base prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This base prospectus is not an offer to sell these securities, and we are not soliciting offers to buy these securities, in any state or other jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED AUGUST 14, 2024

PROSPECTUS

$250,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Units

From time to time, we may offer and sell, in one or more offerings, in amounts, at prices and on terms determined at the time of any such offering, common stock, preferred stock, debt securities, warrants, either individually or in units, with a total value of up to $250,000,000.

This base prospectus describes some of the general terms that may apply to these securities. Each time securities are sold, the specific terms and amounts of the securities being offered, and any other information relating to the specific offering will be set forth in a supplement to this base prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. A prospectus supplement and any related free writing prospectus may also supplement, update or amend information contained in this base prospectus. You should read this base prospectus, any applicable prospectus supplement and related free writing prospectus, as well as any documents incorporated by reference, before you invest in any of the securities being offered.

THIS BASE PROSPECTUS MAY NOT BE USED TO OFFER AND SELL SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

Our common stock trades on The Nasdaq Capital Market under the symbol “DRRX.” On August 12, 2024, the last reported sale price of the common stock on The Nasdaq Capital Market was $1.43 per share.

We may offer the securities from time to time in amounts, at prices and on terms determined at the time of offering. We may offer and sell the securities directly to you, through agents we select or through underwriters and dealers we select on a continuous or delayed basis. The accompanying prospectus supplement will provide the specific terms of the plan of distribution. If we use agents, underwriters or dealers to sell the securities, we will name them and describe their compensation in the prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in the prospectus supplement.

As of August 12, 2024, the aggregate market value of our outstanding common stock held by non-affiliates, or public float, was approximately $44.0 million, based on 31,039,381 shares of outstanding common stock, of which 267,066 shares were held by affiliates, and a price of $1.43 per share, which was the price at which our common stock was last sold on The Nasdaq Capital Market on August 12, 2024. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities registered on the registration statement, of which this base prospectus and the accompanying prospectus supplement form a part, in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75 million (the “Baby Shelf Limitation”). After giving effect to the Baby Shelf limitation and the current public float of our common stock, we currently may offer and sell shares of our common stock having an aggregate offering price of up to approximately $18.1 million. As of August 12, 2024, we have not sold any securities pursuant to General Instruction I.B.6 of Form S-3 during the prior 12-calendar-month period that ends on and includes the date of this base prospectus.

We are a “smaller reporting company” under the federal securities laws and, as such, are subject to reduced public company reporting requirements. See “Prospectus Summary—Implications of Being a Smaller Reporting Company.”

Investing in our securities involves a high degree of risk. You should carefully read and consider the risk factors described in this base prospectus, any accompanying prospectus supplement, any related free writing prospectus and in the documents incorporated by reference into this base prospectus. See “Risk Factors” beginning on page 4.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this base prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this base prospectus is     , 2024

We are responsible for the information contained and incorporated by reference in this base prospectus, in any accompanying prospectus supplement, and in any related free writing prospectus we prepare or authorize. We have not authorized anyone to give you any other information, and we take no responsibility for any other information that others may give you. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this documentation are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document, unless the information specifically indicates that another date applies. Neither the delivery of this base prospectus or any accompanying prospectus supplement, nor any sale of securities made under these documents, will, under any circumstances, create any implication that there has been no change in our affairs since the date of this base prospectus, any accompanying prospectus supplement or any free writing prospectus we may provide you in connection with an offering or that the information contained or incorporated by reference is correct as of any time subsequent to the date of such information. You should assume that the information in this base prospectus or any accompanying prospectus supplement, as well as the information incorporated by reference in this base prospectus or any accompanying prospectus supplement, is accurate only as of the date of the documents containing the information, unless the information specifically indicates that another date applies. Our business, financial condition, results of operations and prospects may have changed since those dates.

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ABOUT THIS BASE PROSPECTUS

This base prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may, from time to time, issue and sell to the public any part of the securities described in this base prospectus in one or more offerings up to a total dollar amount of $250,000,000.

This base prospectus provides you with a general description of the securities we may offer. Each time we sell a type or series of securities under this base prospectus, we will provide a prospectus supplement containing specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings and securities. The prospectus supplement and any free writing prospectus may also add, update or change information in this base prospectus or in documents incorporated by reference in this base prospectus. To the extent that any statement that we make in a prospectus supplement is inconsistent with statements made in this base prospectus or in documents incorporated by reference in this base prospectus, the statements made or incorporated by reference in this base prospectus will be deemed modified or superseded by those made in the prospectus supplement. We urge you to carefully read this base prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the heading “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” before buying any of the securities being offered.

The registration statement containing this base prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this base prospectus. The registration statement can be read at the SEC’s website under the heading “Where You Can Find More Information.”

This base prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this base prospectus, any prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this base prospectus, the applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this base prospectus. Accordingly, investors should not place undue reliance on this information.

We own various U.S. federal trademark registrations and applications and unregistered trademarks, including our corporate logo. This base prospectus and the information incorporated herein by reference contains references to trademarks, service marks and trade names owned by us or other companies. Solely for convenience, trademarks, service marks and trade names referred to in this base prospectus and the information incorporated herein, including logos, artwork, and other visual displays, may appear without the ® or ™ symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensor to these trademarks, service marks and trade names. We do not intend our use or display of other companies’ trade names, service marks or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other companies. All trademarks, service marks and trade names included or incorporated by reference into this base prospectus, any applicable prospectus supplement or any related free writing prospectus are the property of their respective owners.

PROSPECTUS SUMMARY

This summary description about us and our business highlights selected information contained elsewhere in this base prospectus or incorporated in this base prospectus by reference. This summary does not contain all of the information that may be important to you and your investment decision. Therefore, before making your investment decision, you should carefully read this base prospectus, including any applicable prospectus supplements and any applicable free writing prospectus, together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.” Unless otherwise mentioned or unless the context requires otherwise, throughout this base prospectus, any applicable prospectus supplement and any related free writing prospectus, the words “DURECT”, “we”, “us”, “our”, the “company” or similar references refer to DURECT Corporation and its subsidiaries.

About DURECT

We are a biopharmaceutical company committed to transforming the treatment of acute organ injury and chronic liver diseases by advancing novel and potentially lifesaving therapies based on our endogenous epigenetic regulator program. Larsucosterol, our lead drug candidate, binds to and inhibits the activity of DNA methyltransferases (“DNMTs”), epigenetic enzymes which are elevated and associated with hypermethylation found in alcohol-associated hepatitis (“AH”) patients. Larsucosterol is in clinical development for the potential treatment of AH, for which the FDA has granted Fast Track Designation and Breakthrough Therapy Designation; metabolic dysfunction-associated steatohepatitis (“MASH”), also known as non-alcoholic steatohepatitis or NASH, is also being explored. In addition, POSIMIR® (bupivacaine solution) for infiltration use, a non-opioid analgesic utilizing the innovative SABER® platform technology, is FDA-approved and has been exclusively licensed to Innocoll Pharmaceuticals for commercialization in the United States. We also manufacture and sell osmotic pumps used in laboratory research, and manufacture certain excipients for certain clients for use as raw materials in their products.

Additional details of our programs are contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

We were incorporated in Delaware in February 1998. We completed our initial public offering on September 28, 2000. Our principal executive offices are located at 10240 Bubb Road, Cupertino, California, 95014. Our telephone number is (408) 777-1417, and our website address is www.durect.com. The information on or accessible through our website does not constitute part of this base prospectus or any accompanying prospectus supplement and should not be relied upon in connection with making any investment in our securities. We make our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to these reports available free of charge on our website as soon as reasonably practicable after we file these reports with the SEC. Our Code of Ethics can be found on our website.

Securities We May Offer

We may offer shares of common stock, shares of preferred stock, debt securities, warrants, either individually or in units, with a total value of up to $250,000,000 from time to time under this base prospectus at prices and on terms to be determined by market conditions at the time of the offering. Our common stock currently is quoted on The Nasdaq Capital Market under the symbol “DRRX.” Shares of common stock that may be offered in this offering will, when issued and paid for, be fully paid and non-assessable.

We refer to our common stock, preferred stock, debt securities, warrants and units in this base prospectus as “securities.” This base prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, as described below under “Plan of Distribution.”

Use of Proceeds

We will retain broad discretion over the use of the net proceeds to us from the sale of our securities under this base prospectus. Unless otherwise indicated in one or more prospectus supplements to this base prospectus, we anticipate the net proceeds from the sale of securities offered by this base prospectus and any applicable prospectus supplement or free writing prospectus, and from the exercise price from the exercise of any convertible securities, if any, will be used for general corporate purposes; however, we do not currently have any specific uses of the net proceeds planned.

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company,” as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended, meaning that the market value of our shares held by non-affiliates was less than $700 million and our annual revenue was less than $100 million during the most recently completed fiscal year. We may continue to be a smaller reporting company if either (i) the market value of our shares held by non-affiliates is less than $250 million or (ii) our annual revenue was less than $100 million during the most recently completed fiscal year and the market value of our shares held by non-affiliates is less than $700 million. As a smaller reporting company, we may continue to rely on exemptions from certain disclosure requirements that are available to smaller reporting companies. Specifically, as a smaller reporting company, we may choose to present only the two most recent fiscal years of audited financial statements in our Annual Report on Form 10-K and, similar to emerging growth companies, smaller reporting companies have reduced disclosure obligations regarding executive compensation. Additionally, as a smaller reporting company, we may continue to take advantage of the exception from compliance with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended. If investors consider our common stock less attractive as a result of our election to use the scaled-back disclosure permitted for smaller reporting companies, there may be a less active trading market for our common stock and our stock price may be more volatile.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before you invest in our securities, in addition to the other information, documents or reports incorporated by reference in this base prospectus and any prospectus supplement or other offering materials, you should carefully consider the risk factors in this section, the section entitled “Risk Factors” in any prospectus supplement as well as our most recent Annual Report on Form 10-K, and in our Quarterly Reports on Form 10-Q filed subsequent to such Annual Report on Form 10-K, which are incorporated by reference into this base prospectus and any prospectus supplement in their entirety, as the same may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. Each of the risks described in these sections and documents could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in a partial or complete loss of your investment. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. See “Where You Can Find More Information.”

CAUTIONARY NOTE REGARDING FORWARD LOOKING INFORMATION

This base prospectus, each prospectus supplement and the information incorporated by reference in this base prospectus and each prospectus supplement contain certain statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. All statements, other than statements of historical facts, included or incorporated in this base prospectus regarding our strategy, future operations, financial position, future revenues, projected costs, projected timelines, prospects, plans and objectives of management are forward-looking statements. We may, in some cases, use words such as “believe,” “anticipate,” “should,” “could,” “potentially,” “possibility,” “intend,” “plan,” “may,” “will,” “estimate,” “project,” “expect” and similar expressions and variations thereof are intended to identify forward-looking statements, but are not the exclusive means of such statements. Those statements appear in this base prospectus, any accompanying prospectus supplement and the documents incorporated herein and therein by reference, particularly in the sections entitled “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business,” and include statements regarding the intent, belief or current expectations of the company and management that are subject to known and unknown risks, uncertainties and assumptions.

This base prospectus, any prospectus supplement and the information incorporated by reference in this base prospectus and any prospectus supplement also contain statements that are based on the current expectations of the company and management. You are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors.

Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur and actual results, developments and business decisions may differ materially from those projected in the forward-looking statements. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the SEC, we do not plan to publicly update or revise any forward-looking statements contained herein after we distribute this base prospectus, whether as a result of any new information, future events or otherwise. You should also carefully consider other information set forth in reports or other documents that we file with the SEC.

USE OF PROCEEDS

Unless otherwise indicated in one or more supplements to this base prospectus, we anticipate the net proceeds from the sale of securities offered by this base prospectus and any applicable prospectus supplement or free writing prospectus, and from the exercise price from the exercise of any convertible securities, if any, will be used for general corporate purposes, which may include clinical trials, research and development activities, capital expenditures, selling, general and administrative costs, facilities expansion, and to meet working capital needs. We expect from time to time to evaluate the acquisition of businesses, products and technologies for which a portion of the net proceeds may be used, although we currently are not planning or negotiating any such transactions. Pending such uses, we may invest the net proceeds in investment grade interest-bearing securities.

The amounts actually expended for each purpose may vary significantly depending upon numerous factors, including the amount and timing of the proceeds from this offering and progress with the commercial development of our products as well as our clinical development programs and product candidates. Expenditures will also depend upon the establishment of collaborative arrangements with other companies, the availability of additional financing and other factors. As a result, unless otherwise indicated in a prospectus supplement, our management will have broad discretion to allocate the net proceeds we receive from the sale of the securities offered by this base prospectus, and from the exercise price from the exercise of any convertible securities, if any, and investors will be relying on the judgment of our management regarding the application of the net proceeds. Investors will be relying on the judgment of our management regarding the application of the proceeds of any sale of securities.

DESCRIPTION OF CAPITAL STOCK

This section describes the general terms and provisions of the shares of our common stock, $0.0001 par value per share, and preferred stock, $0.0001 par value per share, that we may issue. This description is only a summary. Our amended and restated certificate of incorporation and our amended and restated bylaws have been filed as exhibits to our periodic reports filed with the SEC, which are incorporated by reference into this base prospectus. You should read our amended and restated certificate of incorporation and our amended and restated bylaws for additional information before you buy any of our securities. See “Where You Can Find More Information.”

Common Stock

General. We are authorized to issue up to 150,000,000 shares of common stock. As of August 12, 2024, there were 31,039,381 shares of common stock issued and outstanding.

Voting Rights. The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders, including the election of directors, and do not have cumulative voting rights. Accordingly, the holders of a majority of the outstanding shares of common stock entitled to vote in any election of directors can elect all of the directors then standing for election, if they so choose.

Dividend Rights. Subject to preferences that may be applicable to any then outstanding preferred stock, the holders of outstanding shares of our common stock are entitled to receive ratably dividends, if any, as may be declared by our board of directors out of funds legally available therefor. We have not declared any dividends and have no current plans to do so.

Other Rights. Upon our liquidation, dissolution or winding-up, the holders of our outstanding common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities, subject to the prior rights of any preferred stock then outstanding. Holders of common stock have no preemptive or conversion rights or other subscription rights and there are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of our common stock are, and the common stock offered, when issued, will be, fully paid and nonassessable.

Our common stock trades on The Nasdaq Capital Market under the symbol “DRRX.” On August 12, 2024, the last reported sale price of the common stock on The Nasdaq Capital Market was $1.43 per share.

Transfer Agent and Registrar for Common Stock

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A. Its offices are located at 250 Royall Street, Canton, MA 02021, and its telephone number is (800) 736-3001.

Preferred Stock

General. We are authorized to issue up to 10,000,000 shares of preferred stock. As of August 12, 2024, no shares of preferred stock were issued and outstanding. Our board of directors has the authority, without further action by our stockholders, to issue from time to time the preferred stock in one or more series, and to fix the number of shares, designations, preferences, powers, and other rights and qualifications, limitations or restrictions as our board of directors may authorize, including:

•	the distinctive designation of each series and the number of shares that will constitute the series;

•	the purchase price;

•	the voting rights, if any, of shares of the series and the terms and conditions of the voting rights;

•

the dividend rate on the shares of the series, the dates on which dividends are payable, any restriction, limitation or condition upon the payment of dividends, whether dividends will be cumulative, and the dates from and after which dividends shall accumulate;

•	the prices at which, and the terms and conditions on which, the shares of the series may be redeemed, if the shares are redeemable;

•	the procedures for any auction or remarketing, if any;

•	the terms and conditions of a sinking or purchase fund for the purchase or redemption of shares of the series, if such a fund is provided;

•	any preferential amount payable upon shares of the series in the event of the liquidation, dissolution or winding up of, or upon the distribution of any of our assets; and

•	any listing of the preferred stock on any securities exchange or market;

•	preemption rights, if any;

•	restrictions on transfer, sale or other assignment, if any;

•

the prices or rates of conversion or exchange at which, and the terms and conditions on which, the shares of the series may be converted or exchanged into other securities, if the shares are convertible or exchangeable; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the preferred stock.

When we issue shares of preferred stock, the shares will be fully paid and nonassessable and will not have, or be subject to, any preemptive or similar rights.

Delaware General Corporation Law (the “DGCL”) provides that the holders of preferred stock will have the right to vote separately as a class on any proposal involving fundamental changes in the rights of holders of that preferred stock. This right is in addition to any voting rights that may be provided for in the applicable certificate of designation.

The issuance of preferred stock could decrease the amount of earnings and assets available for distribution to holders of common stock or adversely affect the rights and powers, including voting rights, of the holders of common stock. In addition, the issuance of preferred stock could have the effect of delaying, deferring or preventing a change in control of our company, which could depress the market price of our common stock.

Series A Participating Preferred Stock. Of the 10,000,000 shares of preferred stock currently authorized, we have currently designated 150,000 shares as series A participating preferred stock. As of August 12, 2024, no shares of series A participating preferred stock were issued and outstanding.

Voting Rights. The holders of our series A participating preferred stock are entitled to 1,000 votes per share, subject to certain adjustments, for each share held of record on all matters submitted to a vote of the stockholders. Except as otherwise provided in our amended and restated certificate of incorporation, holders of shares of series A participating preferred stock and the holders of shares of common stock shall vote together as one class on all matters submitted to a vote of our stockholders.

Dividend Rights. Subject to preferences that may be applicable to any then outstanding preferred stock, holders of series A participating preferred stock are entitled to receive ratably dividends, if any, as may be declared by our board of directors out of funds legally available therefor, to be paid on a quarterly basis in an amount per share equal to, subject to certain adjustments, 1,000 times the aggregate per share amount of all cash dividends and 1,000 times the aggregate per share amount of all non-cash dividends or other distributions other than a dividend payable in shares of common stock or a subdivision of the outstanding shares of common stock.

We will not declare any dividend on, make any distribution on or redeem or purchase or otherwise acquire for consideration any shares of common stock after the first issuance of a share or fraction of a share of series A participating preferred stock unless we concurrently declare a dividend on the series A participating preferred stock. When dividends payable to holders of series A participating preferred stock are in arrears, we will not take certain actions until such time as all accrued and unpaid dividends and distributions on shares of series A participating preferred stock are paid in full. We have not declared any dividends and have no plans to do so.

Other Rights. Upon our liquidation, dissolution or winding up, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the series A participating preferred stock unless, prior thereto, the holders of series A participating preferred stock have received an amount equal to the accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, plus an amount equal to the greater of (i) $1,000 per share, or an adjusted amount if we do not have sufficient assets, and (ii) 1,000 times the aggregate per share amount to be distributed to the holders of common stock, subject to certain adjustments. Upon a consolidation, merger, combination or other transaction in which shares of our common stock are exchanged for or changed into other stock or securities, cash and/or any other property, each share of series A participating preferred stock shall at the same time be similarly exchanged or changed in an amount per share equal to 1,000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of common stock is changed or exchanged, subject to certain adjustments. Holders of series A participating preferred stock have no redemption rights. All outstanding shares of series A participating preferred stock, when issued, will be fully paid and nonassessable.

ADDITIONAL INFORMATION CONCERNING OUR CAPITAL STOCK

Anti-Takeover Effects of Our Certificate of Incorporation and Bylaws

Our amended and restated certificate of incorporation and amended and restated bylaws include a number of provisions that may have the effect of encouraging persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with our board of directors rather than pursue non-negotiated takeover attempts. These provisions:

•	authorize the issuance of “blank check” preferred stock without any need for action by stockholders;

•	provide for a classified board of directors with staggered terms;

•	create limitations on removal of directors and the filling of vacancies on the board;

•	require supermajority stockholder voting to effect certain amendments to our amended and restated certificate of incorporation and amended and restated bylaws;

•	eliminate the ability of stockholders to call special meetings of stockholders;

•	prohibit stockholder action by written consent; and

•

establish advance notice requirements for nominations for election to the board of directors or for proposing matters that can be acted on by stockholders at stockholder meetings. These provisions could discourage, delay or prevent certain types of transactions involving an actual or potential change in control of us, including transactions in which stockholders might otherwise receive a premium for their shares over current market prices.

Anti-Takeover Effects of Provisions of Delaware Law

We are subject to the provisions of Section 203 of the DGCL. In general, the statute prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the date of the transaction in which such person became an “interested stockholder,” unless the business combination was approved in a prescribed manner. A “business combination” includes a merger, asset sale or other transaction resulting in a financial benefit to an “interested stockholder.” An “interested stockholder” is a person who, together with affiliates and associates, owns, or, within the three years prior to the determination of “interested stockholder” status, owned, 15% or more of our outstanding voting stock.

Section 203 of the DGCL makes it more difficult for an interested stockholder to effect various business combinations with a corporation for a three-year period. This statute could prohibit or delay mergers or other takeover or change in control attempts not approved in advance by our board of directors, and as a result could discourage attempts to acquire us, which could depress the market price of our common stock.

Limitation of Liability and Indemnification

To the fullest extent permitted by the Delaware law, our amended and restated certificate of incorporation provides that directors shall not be personally liable to us or any of our stockholders for monetary damages for breach of fiduciary duty as a director. However, this provision does not eliminate the duty of care, and in appropriate circumstances, equitable remedies such as injunctive or other forms of nonmonetary relief that will remain available under Delaware law. In addition, each director will continue to be subject to liability for (i) breach of the director’s duty of loyalty to us or our stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) violating Section 174 of the DGCL or (iv) any transaction from which the director derived an improper personal benefit. The provision also does not affect a director’s responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

Our amended and restated bylaws provide that we shall, to the maximum extent and in the manner permitted by the DGCL, indemnify each of our directors and officers against expenses (including attorneys’ fees), judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of the company. Our bylaws also provide that we shall have the power, to the maximum extent and in the manner permitted by the DGCL, to indemnify each of our employees and agents (other than directors and officers) against expenses (including attorneys’ fees), judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of the company. Our bylaws provide that expenses incurred in defending any such action or proceeding shall be paid by the company in advance of the final disposition of such action or proceeding upon the receipt of an undertaking by or on behalf of the indemnified party to repay such amount if it shall ultimately be determined that the indemnified party is not entitled to be indemnified as authorized by our amended and restated bylaws. The indemnification provided by our bylaws shall not be deemed exclusive of any other rights to which those seeking indemnification may have been entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office, to the extent that such additional rights to indemnification are authorized in our amended and restated certificate of incorporation.

We also maintain liability insurance for our officers and directors and have entered into indemnification agreements with them.

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any debt securities that we may offer under this base prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below. Unless the context requires otherwise, whenever we refer to the indenture, we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.

We will issue the debt securities under one or more separate indentures that we will enter into with the trustee named in the indenture. The indenture will be qualified under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. We have filed a form of indenture under which debt securities may be issued from time to time as an exhibit to the registration statement of which this base prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this base prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

The following summary of material provisions of the debt securities and the indenture is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we may offer under this base prospectus, as well as the complete indenture that contains the terms of the debt securities.

The debt securities will represent unsecured general obligations of the Company, unless otherwise provided in the applicable offering material.

General

The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit that we may designate. The prospectus supplement, documents incorporated by reference, or free writing prospectus with respect to any debt securities will set forth the following terms of the debt securities offered pursuant thereto as applicable:

•	the title and series of such debt securities;

•	the principal amount being offered;

•	the total amount authorized and the total amount outstanding as of the most recent practicable date;

•	any limit upon the aggregate principal amount of such debt securities of such series;

•	whether such debt securities will be in global or other form; the date or dates and method or methods by which principal and any premium on such debt securities is payable;

•	the interest rate or rates (or method by which such rate will be determined), if any;

•	the dates on which any such interest will start accruing, become payable, record dates for interest payments and the method of payment;

•	whether and under what circumstances any additional amounts are payable with respect to such debt securities;

•	the notice, if any, to holders of such debt securities regarding the determination of interest on a floating rate debt security;

•	the basis upon which interest on such debt securities shall be calculated, if other than that of a 360 day year of twelve 30-day months;

•	the place or places where the principal of and interest or additional amounts, if any, on such debt securities will be payable;

•

any redemption or sinking fund provisions, or the terms of any repurchase at the option of the holder of the debt securities; the denominations of such debt securities, if other than $1,000 and integral multiples thereof;

•	any rights of the holders of such debt securities to convert the debt securities into and/or exchange the debt securities for, other securities, cash or other property;

•	the terms, if any, on which payment of principal or any premium, interest or additional amounts on such debt securities will be payable in a currency other than U.S. dollars;

•

the terms, if any, by which the amount of payments of principal or any premium, interest or additional amounts on such debt securities may be determined by reference to an index, formula, financial or economic measure or other methods;

•

if other than the principal amount thereof, the portion of the principal amount of such debt securities that will be payable upon declaration of acceleration of the maturity thereof or the method by which such portion is to be determined;

•	any events of default or covenants in addition to or in lieu of those described herein and remedies therefor;

•	whether such debt securities will be subject to defeasance or covenant defeasance;

•	the terms, if any, upon which such debt securities are to be issuable upon the exercise of warrants, units or rights;

•

name of any trustees and any authenticating or paying agents or registrars or depositaries or any other agents with respect to such debt securities; whether the debt securities rank as senior debt, senior subordinated debt, subordinated debt or any combination thereof, and the terms of any subordination;

•	whether such debt securities will be guaranteed and the terms thereof;

•	whether such debt securities will be secured by collateral and the terms of such security; and

•	any other specific terms of such debt securities and any other deletions from or additions to or modifications of the indenture with respect to such debt securities.

Debt securities may be presented for exchange, conversion or transfer in the manner, at the places and subject to the restrictions set forth in the debt securities and the applicable offering material. Such services will be provided without charge, other than any tax or other governmental charge payable in connection therewith, but subject to the limitations provided in the indenture.

The indenture does not contain any covenant or other specific provision affording protection to holders of the debt securities in the event of a highly leveraged transaction or a change in control of the Company, except to the limited extent described below under “- Consolidation, Merger and Sale of Assets.”

Modification and Waiver

The indenture provides that supplements to the indenture may be made by the Company and the trustee for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the indenture or of modifying in any manner the rights of the holders of debt securities of a series under the indenture or the debt securities of such series, with the consent of the holders of a majority (or such greater amount as is provided for a particular series of debt securities) in principal amount of the outstanding debt securities issued under such indenture that are affected by the supplemental indenture, voting as a single class; provided that no such supplemental indenture may, without the consent of the holder of each such debt security affected thereby, among other things:

(a)

change the stated maturity of the principal of, or any premium, interest or additional amounts on, such debt securities, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest or any additional amounts thereon, or reduce any premium payable upon the redemption thereof or otherwise, or change the obligation to pay additional amounts pursuant to the indenture, or reduce the amount of the principal of debt securities issued with original issue discount that would be due and payable upon an acceleration of the maturity thereof or the amount thereof provable in bankruptcy, or change the redemption provisions or adversely affect the right of repayment at the option of the holder, or change the place of payment or currency in which the principal of, or any premium, interest or additional amounts with respect to any debt security is payable, or impair the right of any holder of debt securities to institute suit for the payment after such payment is due (or, in the case of redemption, on or after such redemption date or, in the case of repayment at the option of the holder, on or after such payment is due);

(b)

reduce the percentage in principal amount of outstanding debt securities of any series, the consent of the holders of which is required for any such supplemental indenture, or the consent of whose holders is required for any waiver provided for in the indenture, or reduce the requirements for quorum or voting;

(c)

modify any of the provisions of the sections of such indenture relating to supplemental indentures with the consent of the holders, waivers of past or existing defaults or waivers of certain covenants, except to increase any such percentage or to provide that certain other provisions of such indenture cannot be modified or waived without the consent of each holder affected thereby; or

(d)

make any change that adversely affects the right to convert or exchange any security into or for common stock or other securities, cash or other property in accordance with the terms of the applicable debt security.

The indenture provides that a supplemental indenture that changes or eliminates any covenant or other provision of the indenture that has expressly been included solely for the benefit of one or more particular series of debt securities, or that modifies the rights of the holders of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under the indenture of the holders of debt securities of any other series.

The indenture provides that the Company and the trustee may, without the consent of the holders of any series of debt securities issued thereunder, enter into additional supplemental indentures for one of the following purposes:

(a)

to evidence the succession of another corporation to the Company and the assumption by any such successor of the covenants of the Company in such indenture and in the debt securities issued thereunder;

(b)

to add to the covenants of the Company for the benefit of the holders of any series of debt securities issued thereunder or to surrender any right or power conferred on the Company pursuant to the indenture;

(c)	to establish the form and terms of debt securities issued thereunder;

(d)

to evidence and provide for the acceptance of an appointment of a successor trustee under such indenture with respect to one or more series of debt securities issued thereunder and to add to or change any of the provisions of the indenture as necessary to provide for or facilitate the administration of the trusts under such indenture by more than one trustee pursuant to the indenture;

(e)

to cure any ambiguity, to correct or supplement any provision in the indenture that may be defective or inconsistent with any other provision of the indenture or to make any other provisions with respect to matters or questions arising under such indenture; provided that no such action pursuant to this clause (e) shall adversely affect the interests of the holders of any series of outstanding debt securities issued thereunder in any material respect;

(f)	to add to, delete from or revise the conditions, limitations and restrictions on the authorized amount, terms or purposes of issue, authentication and delivery of securities under the indenture;

(g)	to add any additional events of default with respect to all or any series of debt securities (as shall be specified in such supplemental indenture);

(h)

to supplement any of the provisions of the indenture as may be necessary to permit or facilitate the defeasance and discharge of any series of debt securities, provided that such action does not adversely affect the interests of any holder of an outstanding debt security of such series or any other security in any material respect;

(i)	to make provisions with respect to the conversion or exchange rights of holders of debt securities of any series;

(j)	to add guarantees in respect of the debt securities of one or more series and to provide for the terms and conditions of release thereof;

(k)	to convey, transfer, assign, mortgage or pledge to the trustee as security for the debt securities of any series any property or assets;

(l)

to change or eliminate any of the provisions of the indenture, provided that any such change or elimination become effective only when there is no security of any series outstanding created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision;

(m)	to provide for certificated securities in addition to or in place of global securities;

(n)	to qualify such indenture under the Trust Indenture Act of 1939, as amended;

(o)

with respect to the debt securities of any series, to conform the text of the indenture or the debt securities of such series to any provision of the description thereof in the Company’s offering memorandum or prospectus relating to the initial offering of such debt securities, to the extent that such provision, in the good faith judgment of the Company, was intended to be a verbatim recitation of a provision of the indenture or such securities; or

(p)	to make any other change that does not adversely affect the rights of holders of any series of debt securities issued thereunder in any material respect.

Events of Default

Unless otherwise provided in any applicable prospectus supplement, documents incorporated by reference or free writing prospectus, the following will be events of default under the indenture with respect to each series of debt securities issued thereunder:

(a)	default for 30 days in the payment when due of interest on, or any additional amount in respect of, any series of debt securities;

(b)	default in the payment of principal of or any premium on any series of the debt securities outstanding under the indenture when due and payable;

(c)

default in the deposit, if any, of any sinking fund payment when and as due by the terms of any debt security of such series, subject to any cure period that may be specified in any debt security of such series;

(d)

failure by the Company for 60 days after receipt by written notice from the trustee upon instruction from holders of at least 25% in principal amount of the debt securities outstanding of such series to observe or perform any of the other covenants or agreements in the indenture and stating that such notice is a “Notice of Default” pursuant to the indenture; provided, that if such failure cannot be cured within such 60-day period, such period shall be automatically extended by another 60 days so long as (i) such failure is subject to cure and (ii) the Company is using commercially reasonable efforts to cure such failure; and provided, further, that a failure to comply with any such other agreement in the indenture that results from a change in U.S. generally accepted accounting principles shall not be deemed to be an event of default;

(e)	certain events of bankruptcy, insolvency, reorganization or other similar action of the Company; and

(f)

any other event of default provided in the indenture with respect to a particular series of debt securities, provided that any such event of default that results from a change in U.S. generally accepted accounting principles shall not be deemed to be an event of default.

In case an event of default specified in clause (a) or (b) above shall occur and be continuing with respect to any series of debt securities, holders of at least 25%, and in case an event of default specified in any clause other than clause (a), (b) or (e) above shall occur and be continuing with respect to any series of debt securities, holders of at least a majority in aggregate principal amount of the debt securities of such series then outstanding may declare the principal (or, in the case of discounted debt securities, the amount specified in the terms thereof) of such series to be due and payable. If an event of default described in (e) above shall occur and be continuing then the principal amount (or, in the case of discounted debt securities, the amount specified in the terms thereof) of all the debt securities outstanding shall be and become due and payable immediately, without notice or other action by any holder or the trustee, to the full extent permitted by law. Any past or existing default or event of default with respect to particular series of debt securities under such indenture may be waived by the holders of a majority in aggregate principal amount of the outstanding debt securities of such series, except in each case a continuing default (1) in the payment of the principal of, any premium or interest on, or any additional amounts with respect to, any debt security of such series, or (2) in respect of a covenant or provision which cannot be modified or amended without the consent of each holder affected thereby.

The indenture provides that the Company must periodically furnish the trustee with a written statement as to the Company’s compliance with the covenants contained in the indenture and as to the absence of default under the indenture terms.

The indenture provides that the trustee may withhold notice to the holders of any default with respect to any series of debt securities (except in payment of principal of or interest or premium on, or sinking fund payment in respect of, the debt securities) if and so long as the board of directors, the executive committee or a trust committee of directors of the trustee and/or responsible officers of the trustee in good faith determine that the withholding of such notice is in the best interest of the holders of securities of such series.

The indenture contains a provision entitling the trustee to be indemnified by the holders before proceeding to exercise any trust or power under the indenture at the request of such holders. The indenture provides that the holders of a majority in aggregate principal amount of the then outstanding debt securities of any series may direct the time, method and place of conducting any proceedings for any remedy available to the trustee or of exercising any trust or power conferred upon the trustee with respect to the debt securities of such series; provided, however, that the trustee may decline to follow any such direction if, among other reasons, the trustee determines in good faith that the actions or proceedings as directed may not lawfully be taken or would be unduly prejudicial to the holders of the debt securities of such series not joining in such direction. The right of a holder to institute a proceeding with respect to a series of debt securities will be subject to certain conditions precedent including, without limitation, that in case of an event of default specified in clause (a), (b) or (e) of the first paragraph above under “- Events of Default,” holders of at least 25%, or in case of an event of default other than specified in clause (a), (b) or (e) of the first paragraph above under “- Events of Default”, holders of at least a majority, in aggregate principal amount of the debt securities of such series then outstanding make a written request upon the trustee to exercise its powers under such indenture, indemnify the trustee and afford the trustee reasonable opportunity to act. Notwithstanding the foregoing, the holder has an absolute right to receipt of the principal of, premium, if any, and interest when due on the debt securities, to require conversion of debt securities if such indenture provides for convertibility at the option of the holder and to institute suit for the enforcement thereof.

Consolidation, Merger and Sale of Assets

The indenture provides that the Company may not directly or indirectly consolidate with or merge with or into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets and properties and the assets and properties of its subsidiaries (taken as a whole) to another person in one or more related transactions unless the successor person is a person organized under the laws of any domestic jurisdiction and assumes the Company’s obligations on the debt securities issued thereunder, and under the indenture, and after giving effect thereto no event of default, and no event that, after notice or lapse of time or both, would become an event of default, shall have occurred and be continuing, and that certain other conditions are met.

Certain Covenants

Payment of Principal, any Premium, Interest or Additional Amounts. The Company will duly and punctually pay the principal of, and premium and interest on or any additional amounts payable with respect to, any debt securities of any series in accordance with their terms.

Maintenance of Office or Agency. The Company will be required to maintain an office or agency in each place of payment for each series of debt securities for notice and demand purposes and for the purposes of presenting or surrendering debt securities for payment, registration of transfer, or exchange.

Reports. So long as any debt securities of a particular series are outstanding under the indenture, the Company will file with the trustee, within 30 days after the Company has filed the same with the SEC, unless such reports are available on the SEC’s EDGAR filing system (or any successor thereto), copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may from time to time by rules and regulations prescribe) which the Company may be required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act; or, if the Company is not required to file information, documents or reports pursuant to either of said Sections, then it shall file with the trustee and the SEC, in accordance with rules and regulations prescribed from time to time by the SEC, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations.

Additional Covenants. Any additional covenants of the Company with respect to any series of debt securities will be set forth in the applicable prospectus supplement, documents incorporated by reference or free writing prospectus relating thereto.

Conversion Rights

The terms and conditions, if any, upon which the debt securities are convertible into common stock or preferred stock will be set forth in the applicable prospectus supplement, documents incorporated by reference or free writing prospectus relating thereto. Such terms will include the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at the option of the holders or the Company, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of redemption of such debt securities and any restrictions on conversion.

Redemption; Repurchase at the Option of the Holder; Sinking Fund

The terms and conditions, if any, upon which (a) the debt securities are redeemable at the option of the Company, (b) the holder of debt securities may cause the Company to repurchase such debt securities or (c) the debt securities are subject to any sinking fund will be set forth in the applicable prospectus supplement, documents incorporated by reference or free writing prospectus relating thereto.

Repurchases on the Open Market

The Company or any affiliate of the Company may at any time or from time to time repurchase any debt security in the open market or otherwise. Such debt securities may, at the option of the Company or the relevant affiliate of the Company, be held, resold or surrendered to the trustee for cancellation.

Discharge, Defeasance and Covenant Defeasance

The indenture provides, with respect to each series of debt securities issued thereunder, that the Company may satisfy and discharge its obligations under such debt securities of a series and such indenture with respect to debt securities of such series if:

(a)	all debt securities of such series previously authenticated and delivered, with certain exceptions, have been delivered to the trustee for cancellation; or

(b)

i.

the debt securities of such series have become due and payable, or mature within one year, or all of them are to be called for redemption within one year under arrangements satisfactory to the trustee for giving the notice of redemption and the Company irrevocably deposits in trust with the trustee, as trust funds solely for the benefit of the holders of such debt securities, for that purpose, money or governmental obligations or a combination thereof sufficient (in the opinion of a nationally recognized independent registered public accounting firm expressed in a written certification thereof delivered to the trustee) to pay and discharge the entire indebtedness on the debt securities of such series to maturity or redemption, as the case may be, and pays all other sums payable by it under such indenture; and

ii.

the Company delivers to the trustee an officers’ certificate and an opinion of counsel, in each case stating that all conditions precedent provided for in such indenture relating to the satisfaction and discharge of such indenture with respect to the debt securities of such series have been complied with.

Notwithstanding such satisfaction and discharge, the obligations of the Company to compensate and indemnify the trustee, to pay additional amounts, if any, in respect of debt securities in certain circumstances and to convert or exchange debt securities pursuant to the terms thereof and the obligations of the Company and the trustee to hold funds in trust and to apply such funds pursuant to the terms of the indenture, with respect to issuing temporary debt securities, with respect to the registration, transfer and exchange of debt securities, with respect to the replacement of mutilated, destroyed, lost or stolen debt securities and with respect to the maintenance of an office or agency for payment, shall in each case survive such satisfaction and discharge.

Unless inapplicable to debt securities of a series pursuant to the terms thereof, the indenture provides that (i) the Company will be deemed to have paid and will be discharged from any and all obligations in respect of the debt securities issued thereunder of any series, and the provisions of such indenture will, except as noted below, no longer be in effect with respect to the debt securities of such series (“defeasance”) and (ii) (1) the Company may omit to comply with the covenant under “- Consolidation, Merger and Sale of Assets” and any other additional covenants established pursuant to the terms of such series, and such omission shall be deemed not to be an event of default under clause (d) or (f) of the first paragraph of “- Events of Default” and (2) the occurrence of any event described in clause (f) of the first paragraph of “- Events of Default” shall not be deemed to be an event of default, in each case with respect to the outstanding debt securities of such series ((1) and (2) of this clause (ii), “covenant defeasance”); provided that the following conditions shall have been satisfied with respect to such series:

(a)

the Company has irrevocably deposited in trust with the trustee as trust funds solely for the benefit of the holders of the debt securities of such series, for payment of the principal of and interest of the debt securities of such series, money or government obligations or a combination thereof sufficient (in the opinion of a nationally recognized independent registered public accounting firm expressed in a written certification thereof delivered to the trustee) without consideration of any reinvestment to pay and discharge the principal of and accrued interest on the outstanding debt securities of such series to maturity or earlier redemption, as the case may be;

(b)

such defeasance or covenant defeasance will not result in a breach or violation of, or constitute a default under, such indenture or any other material agreement or instrument to which the Company is a party or by which it is bound;

(c)

no event of default or event which with notice or lapse of time would become an event of default with respect to such debt securities of such series shall have occurred and be continuing on the date of such deposit;

(d)

the Company shall have delivered to such trustee an opinion of counsel as described in the indenture to the effect that the holders of the debt securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of the Company’s exercise of its option under this provision of such indenture and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance or covenant defeasance had not occurred;

(e)

the Company has delivered to the trustee an officers’ certificate and an opinion of counsel, in each case stating that all conditions precedent provided for in such indenture relating to the defeasance contemplated have been complied with;

(f)	if the debt securities are to be redeemed prior to their maturity, notice of such redemption shall have been duly given or in another manner satisfactory to the trustee; and

(g)	any such defeasance or covenant defeasance shall comply with any additional or substitute terms provided for by the terms of such debt securities of such series.

Notwithstanding a defeasance or covenant defeasance, the Company’s obligations with respect to the following in respect of debt securities of such series will survive with respect to such securities until otherwise terminated or discharged under the terms of the indenture or no debt securities of such series are outstanding:

(a)

the rights of holders of outstanding debt securities of such series to receive payments in respect of the principal of, interest on or premium or additional amounts, if any, payable in respect of, such debt securities when such payments are due from the trust referred in clause (a) in the preceding paragraph, and any rights of such holder to convert or exchange such debt securities into common stock or other securities, cash or other property;

(b)

the issuance of temporary debt securities, the registration, transfer and exchange of debt securities, the replacement of mutilated, destroyed, lost or stolen debt securities and the maintenance of an office or agency for payment and holding payments in trust, and the Company’s obligations with respect to the payment of additional amounts, if any, on such securities, and with respect to any rights to convert or exchange such securities into common stock or other securities, cash or other property;

(c)	the rights, powers, trusts, duties and immunities of the trustee, and the Company’s obligations in connection therewith; and

(d)	the defeasance or covenant defeasance provisions of the indenture.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under the indenture, undertakes to perform only those duties as are specifically set forth in the indenture. Upon an event of default under the indenture, the trustee must use the same degree of care as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs. Subject to this provision and certain other limitations, the trustee is under no obligation to exercise any of the powers given it by the indenture at the request of any holder of debt securities unless it is offered indemnity satisfactory to it against the costs, expenses and liabilities that it might incur.

Applicable Law

The indenture provides that the debt securities and the indenture will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this base prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. The terms of any warrants offered under that prospectus supplement may differ from the terms described below.

The following summary description, together with the additional information we may include in any applicable prospectus supplements does not purport to be complete and is subject to, and qualified in its entirety by reference to, the form of warrant agreement and form of warrant certificate relating to each series of warrants that will be incorporated by reference as an exhibit to the registration statement that includes this base prospectus or as an exhibit to a current report on Form 8-K if we offer warrants.

General

We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

•	the offering price and aggregate number of warrants offered;

•	the currency for which the warrants may be purchased;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

•

in the case of warrants to purchase common stock, the number of shares of common stock purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;

•

the terms of any rights to redeem or call the warrants, including whether the right to convert or purchase the securities may be forfeited unless exercised before the date specified in a notice of the redemption or call;

•	kinds, frequency and timing of notice of the redemption or call, including the cities or newspapers where notice will be published;

•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•	the dates on which the right to exercise the warrants will commence and expire;

•	the manner in which the warrant agreements and warrants may be modified;

•	federal income tax consequences of holding or exercising the warrants;

•	the terms of the securities issuable upon exercise of the warrants;

•	provisions for the warrants to be held in book entry form; and

•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to 5:00 P.M. Eastern Time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Enforceability of Rights by Holders of Warrants

Any warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

Outstanding Warrants

As of August 12, 2024, there were warrants outstanding to purchase up to a total of 3,591,027 shares of our common stock.

DESCRIPTION OF UNITS

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the units that we may offer under this base prospectus. While the terms we have summarized below will apply generally to any units that we may offer under this base prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.

The following summary description, together with the additional information we may include in any applicable prospectus supplements, does not purport to be complete and is subject to, and qualified in its entirety by reference to, the form of unit agreement and form of unit certificate relating to each series of units that will be incorporated by reference as an exhibit to the registration statement that includes this base prospectus or as an exhibit to a current report on Form 8-K if we offer units.

General

We may issue units comprised of common stock, preferred stock, debt securities, debt obligations of third parties, including U.S. treasury securities, warrants or any combination thereof. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units, including:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions of the governing unit agreement that differ from those described below; and

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Capital Stock,” “Description of Debt Securities” and “Description of Warrants” will apply to each unit and to any common stock, preferred stock, debt security or warrants included in each unit, respectively.

Issuance in Series

We may issue units in such amounts and in such numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Any unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

Title

We, any unit agents and any of their agents may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary. See “Legal Ownership of Securities” below.

Outstanding Units

We have no outstanding units.

PLAN OF DISTRIBUTION

We may sell the securities being offered by this base prospectus separately or together through any of the following methods:

•	to or through one or more underwriters or dealers in a public offering and sale by them;

•	directly to investors;

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions other than on these exchanges or systems or in the over-the-counter market;

•	through agents;

•

through block trades in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	in “at the market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	through any combination of these methods of sale; or

•	in any manner, as provided in the applicable prospectus supplement.

We may distribute securities from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the times of sale;

•	at prices related to such prevailing market prices;

•	at varying prices determined at the time of sale; or

•	at negotiated prices.

We will describe the method of distribution of the securities in the applicable prospectus supplement. We may also determine the price or other terms of the securities offered under this base prospectus by use of an electronic auction. We will describe how any auction will determine the price or any other terms, how potential investors may participate in the auction and the nature of the obligations of the underwriter, dealer or agent in the applicable prospectus supplement.

Unless otherwise specified in the applicable prospectus supplement, each class or series of securities will be a new issue with no established trading market, other than our common stock, which is traded on The Nasdaq Capital Market. We may elect to list any other class or series of securities on any exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to whether an active trading market will develop for the offered securities or the liquidity of the trading market for any of the securities. We have no current plans for listing of the preferred stock, debt securities, warrants or units on any securities exchange or quotation system. Any such listing with respect to any particular preferred stock, debt securities, warrants or units will be described in the applicable prospectus supplement or other offering materials, as the case may be.

Underwriters, dealers or agents may receive compensation in the form of discounts, concessions or commissions from us or our purchasers (as their agents in connection with the sale of the securities). In addition, underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they act as agent. These underwriters, dealers or agents may be considered to be underwriters under the Securities Act. As a result, discounts, commissions, or profits on resale received by the underwriters, dealers or agents may be treated as underwriting discounts and commissions. The prospectus supplement will identify any such underwriter, dealer or agent, and describe any compensation received by them from us as well as any other offering expenses. Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

We may sell the securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

Underwriters, dealers and agents may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments made by the underwriters, dealers or agents, under agreements between us and the underwriters, dealers and agents.

Any person participating in the distribution of common stock registered under the registration statement that includes this base prospectus will be subject to applicable provisions of the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our common stock by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our common stock to engage in market-making activities with respect to our common stock. These restrictions may affect the marketability of our common stock and the ability of any person or entity to engage in market-making activities with respect to our common stock.

We may grant underwriters who participate in the distribution of the securities an option to purchase additional securities to cover overallotments, if any, in connection with the distribution. Any underwriter may engage in overallotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M that stabilize, maintain or otherwise affect the price of the offered securities. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the common stock in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the common stock originally sold by the dealer is purchased in a covering transaction to cover short positions. Those activities may cause the price of the common stock to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. If any such activities will occur, they will be described in the applicable prospectus supplement.

Underwriters or agents and their associates may be customers of, engage in transactions with or perform services for us in the ordinary course of business and any such relationships will be described in the applicable prospectus supplement.

If more than 10% of the net proceeds of any offering of securities made under this base prospectus will be received by FINRA members participating in the offering or affiliates or associated persons of such FINRA members, the offering will be conducted in accordance with FINRA Conduct Rule 5121.

To the extent required, this base prospectus may be amended or supplemented from time to time to describe a specific plan of distribution.

LEGAL MATTERS

Unless the applicable prospectus supplement indicates otherwise, the validity of the securities being offered by this base prospectus will be passed upon by Orrick, Herrington & Sutcliffe LLP, New York, New York. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in an applicable prospectus supplement.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2023, as set forth in their report (which contains an explanatory paragraph describing conditions that raise substantial doubt about the Company’s ability to continue as a going concern as described in Note 1 to the financial statements), which is incorporated by reference in this base prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst  & Young LLP’s report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding companies that file electronically with the SEC. We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available free of charge to the public at the SEC’s website at www.sec.gov. We also maintain a website at www.durect.com where you can access our SEC filings free of charge.

We have filed with the SEC a registration statement on Form S-3 relating to the securities covered by this base prospectus. This base prospectus is a part of the registration statement and does not contain all of the information in the registration statement. Other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Whenever a reference is made in this base prospectus to a contract or other document of ours, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement through the SEC’s website, as provided above.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC and applicable law allows us to “incorporate by reference” the information from other documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this base prospectus. The information incorporated by reference is considered to be part of this base prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings (including those made after the date of the initial filing of the registration statement of which this base prospectus is a part and prior to the effectiveness of such registration statement) we will make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act until the termination of the registration statement of which this base prospectus is a part (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

•	our Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on March 28, 2024;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024 and June 30, 2024 filed with the SEC on May 14, 2024 and August 14, 2024, respectively;

•	our Current Reports on Form 8-K filed with the SEC on March 4, 2024, March 22, 2024, April 30, 2024, May 21, 2024, June 28, 2024 and July 30, 2024; and

•

the description of our common stock included in our registration statement on Form 8-A12G/A (File No.  000-31615) filed with the SEC on September 22, 2000, and any amendment or report filed with the SEC for the purpose of updating the description, including Exhibit 4.1 to our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 28, 2024.

Any statement contained in this base prospectus, or in a document all or a portion of which is incorporated by reference, shall be modified or superseded for purposes of this base prospectus to the extent that a statement contained in this base prospectus, any applicable prospectus supplement and any related free writing prospectus or any document incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this base prospectus.

Upon written or oral request, we will provide, without charge, to each person, including any beneficial owner, to whom a copy of this base prospectus is delivered a copy of the documents incorporated by reference into this base prospectus but not delivered with this base prospectus. You may request a copy of these filings, and any exhibits we have specifically incorporated by reference as an exhibit in this base prospectus, at no cost to you by writing or telephoning us at the following:

DURECT Corporation

10240 Bubb Road

Cupertino, CA 95014

Attn: Investor Relations

(408) 777-1417

You may also access these documents, free of charge on the SEC’s website at www.sec.gov or on the Investor Relations section of our website at www.durect.com. Information contained on our website is not incorporated by reference into this base prospectus, and you should not consider any information on, or that can be accessed from, our website as part of this base prospectus or any accompanying prospectus supplement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other expenses of issuance and distribution

The following table sets forth all expenses, other than the underwriting discounts and commissions, payable by us in connection with this offering. All the amounts shown are estimates except for the registration fee payable to the SEC and FINRA.

SEC registration fee		$4,027*
FINRA filing fee		38,000
Accounting fees and expenses*		**
Legal fees and expenses*		**
Printing fees*		**
Transfer agent, trustee and warrant agent fees and expenses*		**
Miscellaneous fees and expenses*		**

Total	$	**

*	Excludes the registration fee previously paid in connection with unsold securities pursuant to Rule 415(a)(6).
**

These fees and expenses depend on the securities offered and the number of issuances and accordingly cannot be estimated at this time. The applicable prospectus supplement will set forth the estimated amount of expenses of any offering of securities.

Item 15. Indemnification of Directors and Officers

Our amended and restated bylaws provide generally for indemnification of our officers, directors, agents and employees to the extent authorized by the DGCL. Pursuant to Section 145 of the DGCL, a corporation generally has the power to indemnify its present and former directors, officers, employees and agents against expenses incurred by them (including attorneys’ fees) in connection with any suit to which they are, or are threatened to be made, a party by reason of their serving in such positions so long as they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of a corporation, and with respect to any criminal action, they had no reasonable cause to believe their conduct was unlawful. With respect to suits by or in the right of a corporation, however, indemnification is not available if such person is adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless the court determines that indemnification is appropriate. In addition, a corporation has the power to purchase and maintain insurance for such person. The statute also expressly provides that the power to indemnify that it authorizes is not exclusive of any rights granted under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

We have entered into indemnification agreements with each of our officers and directors in which we agree to indemnify and hold harmless the officer or director to the fullest extent permitted by applicable law in connection with any threatened, pending or completed action, suit or proceeding, or any inquiry or investigation not initiated by the officer or director, by reason of the fact that such person is or was a director, officer, employee, agent or fiduciary of ours, or is or was serving at our request as a director, officer, employee, agent or fiduciary of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any and all expenses, judgments, penalties, fines and settlement amounts actually and reasonably incurred by such officer or director or on his or her behalf (including mandatory advancement of expenses), if such person acted in good faith and in a manner which such person believed to be or not opposed to our best interests. The indemnification agreements set forth procedures that apply in the event of a claim for indemnification thereunder.

As permitted by Section 102 of the DGCL, our stockholders have approved and incorporated provisions into Article XIII of our amended and restated certificate of incorporation eliminating a director’s personal liability for monetary damages to us and our stockholders arising from a breach of a director’s fiduciary duty, except for liability under Section 174 of the DGCL or liability for any breach of the director’s duty of loyalty to us or its stockholders, for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law or for any transaction in which the director derived an improper personal benefit. DURECT has also entered into agreements with its directors and certain of its officers that will require DURECT to, among other things, indemnify them against certain liabilities that may arise by reason of their status or service as directors to the fullest extent not prohibited by law.

We also maintain insurance to protect ourselves and our directors, officers, employees and agents against expenses, liabilities and losses incurred by such persons in connection with their service in the foregoing capacities.

Item 16. Exhibits and Financial Statement Schedules

(a) The following exhibits are filed herewith or incorporated herein by reference:

Exhibit Number	Description

1.1*	Form of Underwriting Agreement

4.1	Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.3 to the Company’s Quarterly Report on Form 10-Q (File No. 000-31615), as filed with the SEC on November 4, 2010).

4.2	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, as filed with the SEC on June 20, 2018).

4.3	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, as filed with the SEC on June 16, 2021).

4.4	Certificate of Correction to the Charter Amendment of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K/A, as filed with the SEC on June 25, 2021).

4.5	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, as filed with the SEC on June 16, 2022).

4.6	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.8 of the Company’s Annual Report on Form 10-K, as filed with the SEC on March 8, 2023).

4.7	Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K (File No. 000-31615), as filed with the SEC on December 17, 2014).

4.8	Certificate of Designation of Rights, Preferences and Privileges of Series A Participating Preferred Stock of the Company (incorporated by reference to Exhibit 3.3 to the Company’s Registration Statement on Form S-3, as amended (File No. 333-128979), as initially filed with the SEC on October 13, 2005).

Exhibit Number	Description

4.9	Certificate of Amendment to Certificate of Designation of Rights, Preferences and Privileges of Series A Participating Preferred Stock of the Company (incorporated by reference to Exhibit 3.7 to the Company’s Quarterly Report on Form 10-Q (File No. 000-31615), as filed with the SEC on August 5, 2010).

4.10	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to our Registration Statement on Form S-1/A (File No. 333-35316), as filed with the SEC on June 16, 2000).

4.11*	Form of Preferred Stock Certificate

4.12*	Form of Common Stock Warrant Agreement (including warrant certificate)

4.13*	Form of Preferred Stock Warrant Agreement (including warrant certificate)

4.14*	Form of Unit Agreement (including form of unit certificate)

4.15+	Form of Indenture

5.1+	Opinion of Orrick, Herrington & Sutcliffe LLP

23.1+	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

23.2+	Consent of Orrick, Herrington & Sutcliffe LLP (included in Exhibit 5.1)

24.1+	Powers of Attorney (included on signature page to this registration statement)

25.1†	Form T-1 Statement of Eligibility under Trust Indenture Act of 1939 of Debt Trustee (to be filed prior to any issuance of Debt Securities)

107+	Filing Fee Table

*	To be filed by amendment or by a Current Report on Form 8-K and incorporated herein by reference.
†	To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939.
+	Filed or furnished herewith.

Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement,

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) That, insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(8) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cupertino, State of California, on the 14th day of August, 2024.

DURECT CORPORATION

By:	/s/ JAMES E. BROWN
James E. Brown President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints James E. Brown and Timothy M. Papp as his or her true and lawful agent, proxy and attorney-in-fact, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign, and file with the SEC any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, and (iv) take any and all actions which may be necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agent, proxy and attorney-in-fact or any of his substitutes may lawfully do or cause to be done by virtue thereof.

IN WITNESS WHEREOF, each person whose signature appears below has executed this Power of Attorney as of the date indicated.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and as of the dates indicated.

Signature	Title	Date

/S/ JAMES E. BROWN James E. Brown	President, Chief Executive Officer and Director (Principal Executive Officer)	August 14, 2024

/S/ TIMOTHY M. PAPP Timothy M. Papp	Chief Financial Officer (Principal Financial and Accounting Officer)	August 14, 2024

/S/ MOHAMMAD AZAB Mohammad Azab	Director	August 14, 2024

/S/ TERRENCE F. BLASCHKE Terrence F. Blaschke	Director	August 14, 2024

/S/ GAIL M. FARFEL Gail M. Farfel	Director	August 14, 2024

Signature	Title	Date

/S/ PETER S. GARCIA Peter S. Garcia	Director	August 14, 2024

/S/ GAIL J. MADERIS Gail J. Maderis	Director	August 14, 2024

/S/ JUDITH J. ROBERTSON Judith J. Robertson	Director	August 14, 2024